UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 13, 2006

BURLINGTON COAT FACTORY WAREHOUSE CORPORATION
(Exact name of registrant as specified in its charter)
Delaware	1-8739	22-1970303
(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification Number)

1830 Route 130, Burlington, NJ		08016
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (609) 387-7800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

□ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On April 13, 2006, Burlington Coat Factory Warehouse Corporation announced that Bain Capital Partners, LLC, a leading global private investment firm, has acquired all of the outstanding shares of the company in a take-private transaction. The total transaction value is $2.1 billion, or $45.50 per share in cash.

The stockholders of Burlington Coat Factory Warehouse Corporation voted to adopt the merger agreement providing for the acquisition of the company by Bain Capital at a special meeting held in Burlington, New Jersey on Monday, April 10, 2006. The number of shares voting to adopt the merger agreement represented approximately 86.3 percent of the total number of shares outstanding and entitled to vote at the meeting. The merger proposal was first announced on January 18, 2006.

A copy of the press release is attached hereto as Exhibit 99.1.

Exhibit No. Description

99.1 Press Release dated April 13, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
BURLINGTON COAT FACTORY WAREHOUSE CORPORATION
Dated: April 13, 2006	By: /s/ Robert L. LaPenta, Jr. Robert L. LaPenta, Jr. Vice President - Chief Accounting Officer